Exhibit 99.1

DeVry Announces Fourth-Quarter and Full-Year 2013 Results

Fourth-quarter reported diluted per share loss of $0.51

Earnings per share from continuing operations and

excluding discrete items was $0.54, up 3.8 percent

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--August 8, 2013--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported academic, operational and financial results for its fiscal 2013 fourth-quarter and full year ended June 30, 2013. DeVry also reported enrollment results at DeVry Medical International, Chamberlain College of Nursing, Carrington Colleges Group, and DeVry University and its Keller Graduate School of Management.

Academic and operational accomplishments included:

  Carrington College California received reaccreditation from the Western Association of Schools and Colleges (WASC) for a six year period
  The percentage of DeVry University graduates who were actively seeking employment and had careers in their field within 6 months of graduation increased to 90 percent in calendar 2012
  Chamberlain College of Nursing graduates achieved an average of 92 percent NCLEX pass rate in calendar 2012
  DeVry Brasil completed the acquisition of Faculdade Differential Integral on July 1, 2013
  DeVry decided to divest Advanced Academics Inc.
  DeVry achieved more than $100 million in savings and value creation during fiscal 2013

Selected financial data for the three months ended June 30, 2013:

  Revenues decreased 4.4 percent to $480 million
  Reported a net loss of $32 million, compared to net income of $8 million last year; net income from continuing operations and excluding discrete items was $34 million, flat to prior year
  Reported diluted per share loss of $0.51, compared to earnings per share of $0.12 last year; earnings per share from continuing operations and excluding discrete items was $0.54, up 3.8 percent

Selected financial data for the 12 months ended June 30, 2013:

  Revenues decreased 5.2 percent to $1,964 million
  Reported net income decreased 24.6 percent to $107 million; net income from continuing operations and excluding discrete items was $185 million, down 18.5 percent
  Reported diluted earnings per share decreased 21.1 percent to $1.65; earnings per share from continuing operations and excluding discrete items was $2.86, down 14.6 percent
  Operating cash flow of $263.9 million was down from $277.4 million last year
  Repurchased approximately 2.2 million shares of common stock at an average price of $24.47

“We are responding to a challenging environment by executing a turnaround plan at DeVry University and Carrington including aligning our cost structure, regaining enrollment growth and making targeted investments to drive future growth,” said Daniel Hamburger, DeVry’s president and chief executive officer. “Our formula of quality plus diversification equals growth is helping us as we work through the cyclical weakness and we remain confident in the opportunities for long-term growth in career-oriented education.”

The fourth quarter fiscal year 2013 results contain discrete items:

  A non-cash goodwill and intangible asset impairment charge of $49.4 million after-tax, or $0.78 per share, for Carrington Colleges;
  A $9.0 million after-tax, or $0.14 per share, restructuring charge for workforce reductions and real estate consolidations.
  A benefit of $4.4 million after-tax, or $0.07 per share, recorded during the fourth quarter as a result of an adjustment to an earn out accrual from a previous acquisition.

During the fourth quarter of fiscal year 2013, management decided to sell Advanced Academics Inc. As a result, the assets of this institution are reclassified as “held for sale” on the Consolidated Balance Sheets and the operating results are reported as “discontinued operations” in the Consolidated Statements of Income. The fiscal 2013 fourth quarter loss on discontinued operations of $12.4 million, net of tax, includes: operating losses; an asset impairment charge related to the write down of long-term assets to their fair market value; and restructuring charges related to real estate consolidations (see ''Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule'' on p.8).

Business Highlights

Medical and Healthcare Segment

Segment revenue of $171 million was strong, increasing 13.9 percent in the quarter and growing 9.9 percent to $672.6 million in fiscal year 2013. Segment earnings, excluding discrete items, increased 97.6 percent to $28.2 million in the quarter and increased to $117.2 million for the full year, up 35.3 percent.

DeVry Medical International

In the May 2013 term for DeVry Medical International, new students decreased 19.4 percent to 518 following a strong increase in the prior year of 643 students. Total students decreased 2.4 percent to 5,800 compared to 5,944 students in the same term last year. Turnover of key roles within enrollment management at Ross University School of Medicine impacted what is typically the smallest enrollment intake of the year. This operational issue has been addressed and enrollments in the September semester are expected to be solid.

In recent months, DeVry’s medical schools have positioned themselves for future growth and academic success by expanding their education affiliations with a number of highly regarded teaching hospitals.

Expansion of the American University of the Caribbean School of Medicine’s campus continues. The new academic building currently under construction is expected to open in January 2014 and will help meet expected enrollment.

Chamberlain College of Nursing

For the May 2013 session, new online students grew by 42.1 percent to 1,457 students, compared to 1,025 students in the prior year session. Total students increased 24.4 percent to 13,953. Chamberlain’s new online student enrollment in the July session increased 5.9 percent to 1,283 students, compared with 1,211 students in the prior year. Total students in the July session (onsite and online) increased 16.5 percent to 12,648, compared to 10,852 in the prior year.

The fiscal fourth quarter marked the completion of Chamberlain’s realignment of its campus-based academic calendar from July, November and March sessions to September, January and May. The calendar transition artificially made comparisons in the May session appear better, and those of the July session appear worse.

During the quarter, Chamberlain signed an agreement with Catholic Health Initiatives (CHI) to expand access to Chamberlain’s post licensure programs for nurses across the CHI system, which includes 75 hospitals and 40 long-term care facilities across 17 states.

Chamberlain recently received approval from the Higher Learning Commission for a Family Nurse Practitioner program, which is expected to launch in September. In addition, Chamberlain is expanding its existing Atlanta and Chicago campuses to accommodate continued growth.

During calendar year 2012, Chamberlain students sitting for the National Council Licensure Examination (NCLEX) had an overall pass rate of 92 percent.

Carrington Colleges Group

For the three month period ending June 30, 2013, new student enrollment for Carrington Colleges Group decreased 1.5 percent to 1,607 versus 1,632 in the previous year. During the quarter, Carrington reduced the number of non-core programs in order to accelerate its return to profitability. Total enrollment increased 9.6 percent to 7,111 compared to 6,486 in the prior year.

Carrington College California recently received reaccreditation from the Western Association of Schools and Colleges (WASC) for a six year period.

International and Professional Education Segment

Segment revenue increased 21.6 percent to $61.0 million in the quarter and increased 25.8 percent to $196.0 for the year. Excluding discrete items, segment earnings increased 25.9 percent to $17.7 million during the quarter and increased 22.3 percent to $47.0 million for the year.

Becker Professional Education

During the year, Becker grew its revenue by 4 percent. In addition, the recently acquired Falcon Physician Reviews, which provides exam review programs for medical boards, officially changed its name to Becker Professional Education.

DeVry Brasil

On July 1, 2013, DeVry Brasil completed the acquisition of Faculdade Differential Integral (Facid), which serves about 2,500 students primarily in healthcare, including a Doctor of Medicine (MD) program. Along with its MD program, Facid offers undergraduate degrees in other healthcare fields such as nursing, pharmacy, and dentistry, as well as a law program.

DeVry Brasil continues to benefit from recent acquisitions and strong integration execution. Faculdade do Vale do Ipojuca (Favip), acquired in September 2012, is one of the fastest growing institutions in northern Brazil and has exceeded expectations of DeVry’s acquisition plan.

Business, Technology, and Management Segment

Segment revenue of $248.3 million declined 17.7 percent in the fourth quarter and decreased 15.9 percent to $1,096.7 million for the full year. The segment generated a loss in the fourth quarter, excluding discrete items, declining $23.1 million. For the full-year, segment earnings of $99.1 million declined 51.9 percent.

DeVry University

For the May 2013 session at DeVry University new undergraduate enrollments decreased 19.4 percent to 4,616 versus 5,730 the previous year. Total undergraduate students decreased 18.7 percent to 48,842 versus 60,044 for the session a year ago. July 2013 new undergraduate enrollments decreased 24.7 percent to 5,674 compared to 7,532 the previous year. Total undergraduate students decreased 16.1 percent to 42,374 versus 50,503 for the July session a year ago.

At the graduate level, including Keller Graduate School of Management, total coursetakers in the May session decreased 17.1 percent to 18,836 versus 22,732 for the same session a year ago. For the July session, total coursetakers decreased 18.0 percent to 16,107 versus 19,635 for the same session a year ago.

The total number of online undergraduate and graduate coursetakers in the May session decreased 17.3 percent to 61,016 versus 73,803 in the same session a year ago. For July, total online coursetakers decreased 2.2 percent to 55,099 versus 56,340.

DeVry University and its Keller Graduate School of Management continue to be negatively impacted by prospective students’ lack of confidence in the job market.

During the fourth quarter, DeVry University made more strategic use of scholarships, focused on two objectives: attracting new students and improving student persistence. The Career Catalyst Scholarship aims to achieve both, as it is attractive to new students, and is awarded in progressively higher amounts over a three year period to motivate retention. The scholarship provides up to $20,000 for eligible students enrolling for the September session. New student enrollment in the September session is expected to decline at a more moderate pace than the July session.

In calendar 2012, 90 percent of DeVry University graduates who were actively seeking employment had careers in their field within 6 months of graduation(6). DeVry University continues to execute its turnaround plan, which includes aligning its cost structure with enrollment levels; regaining enrollment growth; and making targeted investments to drive future growth. DeVry University is focused on highlighting the university’s strong value proposition to students.

During the quarter, DeVry University earned specialized accreditation of its business and accounting degree programs from the Accreditation Council for Business Schools and Programs (ACBSP). DeVry University became only the ninth institution to achieve separate accounting accreditation from the Council.

Balance Sheet/Cash Flow

For fiscal 2013, DeVry generated $263.9 million of operating cash flow. As of June 30, 2013, cash, marketable securities and investment balances totaled $199.6 million with no outstanding debt.

Share Repurchase Plan

During the quarter, DeVry repurchased 185,216 shares of its common stock for approximately $5.5 million, at an average cost of $29.87 per share.

Conference Call and Webcast Information

DeVry will host a conference call on August 8, 2013, at 4:00 p.m. Central Daylight Time (5:00 p.m. Eastern Daylight Time) to discuss its fiscal 2013 fourth-quarter and year-end results and other developments with respect to DeVry. The conference call will be led by Daniel Hamburger, president and chief executive officer, Tim Wiggins, chief financial officer and Pat Unzicker, vice president of finance.

For those wishing to participate by telephone, dial 888-317-6016 (domestic) or 412-317-6016 (international). Please say “DeVry Call”. DeVry Inc. will also broadcast the conference call live online. Interested parties may access the webcast through the Investor Relations section of DeVry’s website, or http://services.choruscall.com/links/dv130808.html.

Please access the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Sept. 4, 2013, 9:00 am EDT. To access the replay, dial 877-344-7529 (domestic) or 412-317-0088 (international), conference number 10031847. To access the webcast replay, please visit the company's website, or http://services.choruscall.com/links/dv130808.html.

About DeVry Inc.

DeVry's purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of Advanced Academics, American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630-353-3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2012 and filed with the Securities and Exchange Commission on August 28, 2012.

Selected Operating Data (in thousands, except per share data)

	Fourth Quarter
	FY 2013	FY 2012	Change
Revenues	$479,964	$501,962	-4.4%
Net Income	$(32,310)	$8,085	$(40,395)
Earnings per Share (diluted)	$(0.51)	$0.12	$(0.63)
Number of common shares (diluted)	63,751	66,141	-3.6%

	Fiscal Year
	FY 2013	FY 2012	Change
Revenues	$1,964,375	$2,071,783	-5.2%
Net Income	$106,786	$141,565	-24.6%
Earnings per Share (diluted)	$1.65	$2.09	-21.1%
Number of common shares (diluted)	64,611	67,705	-4.6%

Use of Non-GAAP Financial Information and Supplemental Reconciliation Schedule

During fiscal year 2013, DeVry recorded impairment charges related to its Carrington Colleges Group reporting unit. In addition, DeVry recorded restructuring charges primarily related to workforce reductions and real estate consolidations to align its cost structure with enrollments at DeVry University, Carrington Colleges and the DeVry Inc. home office. DeVry also recorded the operating results of its Advanced Academic Inc. reporting unit as discontinued operations beginning in the fourth quarter of the fiscal year. Also, DeVry recorded an adjustment to reduce an accrual for an earn out payment from a previous acquisition. During fiscal year 2012, DeVry recorded impairment charges related to its Carrington Colleges Group reporting unit and its Advanced Academics reporting unit. In addition, DeVry recorded a restructuring charge primarily related to workforce reductions to align its cost structure with enrollments at DeVry University and Carrington Colleges. DeVry also recorded a gain from the sale of Becker’s Stalla CFA review operations. The following table illustrates the effects of the impairment charges, restructuring charges, discontinued operations and gain on the sale of assets on DeVry’s earnings. Management believes that the non-GAAP disclosure of net income and earnings per share excluding these discrete items and discontinued operations provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and is useful for period-over-period comparisons of such operations given the discrete nature of the impairment and restructuring charges and gain on the sale of assets. DeVry uses these supplemental financial measures internally in its management and budgeting process. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these non-GAAP measures to the most directly comparable GAAP information (in thousands, except per share data):

	For The Three Months		For The Year
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Net Income	$(32,310)	$8,085	$106,786	$141,565
Earnings per Share (Diluted)	$(0.51)	$0.12	$1.65	$2.09
Discontinued Operations (net of tax)	$12,357	$21,645	$16,902	$27,541
Effect on Earnings per Share (Diluted)	$0.19	$0.33	$0.26	$0.41
Earn-out Accrual Adjustment (net of tax)	$(4,381)	$ -	$(4,381)	$ -
Effect on Earnings per Share (Diluted)	$(0.07)	$ -	$(0.07)	$ -
Impairment Charges (net of tax)	$49,448	$ -	$49,448	$55,751
Effect on Earnings per Share (Diluted)	$0.78	$ -	$0.77	$0.82
Restructuring Expenses (net of tax)	$9,029	$4,334	$16,240	$4,334
Effect on Earnings per Share (Diluted)	$0.14	$0.07	$0.25	$0.06
Gain on Sale of Assets (net of tax)	$ -	$ -	$ -	$(2,216)
Effect on Earnings per Share (Diluted)	$ -	$ -	$ -	$(0.03)
Net Income from Continuing Operations
Excluding the Impairment and Restructuring Charges; Earn
Out Adjustment; and Gain on Sale of Assets	$34,143	$34,064	$184,995	$226,975
Earnings per Share from Continuing Operations
Excluding the Impairment and
Restructuring Charges and Gain on Sale of Assets (Diluted)	$0.54	$0.52	$2.86	$3.35

Shares used in Diluted EPS Calculation	63,751	66,141	64,611	67,705

	2013	2012	% Change
DeVry Inc. Student Enrollments(1)

Total students	110,297	117,315	-6.0

DeVry University
Undergraduate: May Session
New students	4,616	5,730	-19.4
Total students	48,842	60,044	-18.7
Undergraduate: July Session
New students	5,674	7,532	-24.7
Total students	42,374	50,503	-16.1
Graduate: May Session
Coursetakers(2)	18,836	22,732	-17.1
Graduate: July Session
Coursetakers(2)	16,107	19,635	-18.0
Online
May Session
Total coursetakers(2)(3)	61,016	73,803	-17.3
July Session
Total coursetakers(2)(3)	55,099	56,340	-2.2

Chamberlain College of Nursing(4)
May Session
New students (online only)	1,457	1,025	42.1
New students (onsite only)(5)	826	58	N/A
Total students	13,953	11,214	24.4
July Session
New students (online only)	1,283	1,211	5.9
New students (onsite only)	0	7634	N/A
Total students	12,648	10,852	16.5

Carrington Colleges Group
3 months ending June 30
New students	1,607	1,632	-1.5
Total students	7,111	6,486	9.6

DeVry Medical International
May Term
New students	518	643	-19.4
Total students	5,800	5,944	-2.4

Graduate Employment Statistics(6)	Percent Employed	Average Salary

DeVry University (Undergraduate)	90.4%	$43,539

1)	Excludes Becker and Advanced Academics.
2)	The term “coursetaker” refers to the number of courses taken by a student. Thus one student taking two courses equals two coursetakers.
3)	Includes both undergraduate and graduate students.
4)	New enrollment comparisons for the May and July sessions were impacted by a realignment of Chamberlain’s academic calendar, which resulted in no new campus-based students in July.
5)	Chamberlain’s Atlanta campus was the first to enroll onsite students in the May 2012 session.
6)	Figures based on 2012 graduates’ self-reported data to DeVry University Career Services who were employed at graduation or who were actively seeking employment after graduation and found employment in their field within six months. Does not include graduates who were not actively seeking employment, as determined by DeVry University Career Services, or who did not report data on employment status to DeVry University Career Services.

Chart 1: DeVry Inc. Remaining Calendar 2013 Announcements & Events

October 24, 2013	Fiscal 2014 First Quarter Results and September Enrollment

DeVry University Chamberlain College of Nursing Carrington Colleges Group DeVry Medical International DeVry Brasil

November 6, 2013	Annual Shareholders’ Meeting

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2013	2012
ASSETS

Current Assets
Cash and Cash Equivalents	$196,576	$173,984
Marketable Securities and Investments	2,975	2,632
Restricted Cash	7,019	2,498
Accounts Receivable, Net	139,778	93,046
Deferred Income Taxes, Net	32,515	27,845
Refundable Income Taxes	154	40,278
Prepaid Expenses and Other	35,166	35,823

Total Current Assets	414,183	376,106

Land, Buildings and Equipment
Land	71,122	65,172
Buildings	424,902	385,779
Equipment	475,656	422,590
Construction In Progress	33,724	61,752
	1,005,404	935,293
Accumulated Depreciation and Amortization	(433,747)	(382,242)

Land, Buildings and Equipment, Net	571,657	553,051

Other Assets
Intangible Assets, Net	281,998	285,220
Goodwill	508,937	549,961
Perkins Program Fund, Net	13,450	13,450
Other Assets	33,025	29,894
Total Other Assets	837,410	878,525

Assets of Business Held for Sale	16,647	30,934

TOTAL ASSETS	$1,839,897	$1,838,616

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	June 30,	June 30,
	2013	2012
LIABILITIES

Current Liabilities
Accounts Payable	$55,131	$61,831
Accrued Salaries, Wages and Benefits	88,444	77,385
Accrued Expenses	57,423	76,209
Advance Tuition Payments	27,135	20,580
Deferred Tuition Revenue	70,343	77,501

Total Current Liabilities	298,476	313,506

Non-Current Liabilities
Deferred Income Taxes, Net	57,501	62,276
Deferred Rent and Other	85,088	96,826

Total Non-current Liabilities	142,589	159,102

Liabilities of Business Held for Sale	825	1,373

TOTAL LIABILITIES	441,890	473,981

NON-CONTROLLING INTEREST	854	8,242

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
62,946,000 and 64,722,000 Shares issued
and outstanding at June 30, 2013
and 2012, respectively.	745	741
Additional Paid-in Capital	291,269	272,962
Retained Earnings	1,575,006	1,488,988
Accumulated Other Comprehensive Income	(17,101)	(5,889)
Treasury Stock, at Cost (11,581,000 and 9,386,000
Shares, Respectively)	(452,766)	(400,409)

TOTAL SHAREHOLDERS' EQUITY	1,397,153	1,356,393

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,839,897	$1,838,616

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Year
	Ended June 30,		Ended June 30,

	2013	2012	2013	2012	2011
REVENUES:
Tuition	$452,155	$475,550	$1,840,033	$1,949,909	$2,023,483
Other Educational	27,809	26,412	124,342	121,874	136,781

Total Revenues	479,964	501,962	1,964,375	2,071,783	2,160,264

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	245,698	247,472	962,223	960,814	914,389
Student Services and Administrative Expense	192,301	207,459	756,384	789,903	744,369
Earn-out Accrual Adjustment	(4,381)	-	(4,381)	-	-
Asset Impairment Charge	56,992	-	56,992	75,039	-
Restructuring Expenses	14,716	7,102	26,229	7,102	-

Total Operating Costs and Expenses	505,326	462,033	1,797,447	1,832,858	1,658,758

Operating Income (Loss)	(25,362)	39,929	166,928	238,925	501,506

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	446	297	1,652	817	1,538
Interest Expense	(605)	(959)	(3,611)	(2,612)	(1,282)
Net Gain on Sale of Assets	-	-	-	3,695	-

Net Interest and Other Income (Expense)	(159)	(662)	(1,959)	1,900	256

Income (Loss) from Continuing Operations Before Income Taxes	(25,521)	39,267	164,969	240,825	501,762

Income Tax Benefit (Provision)	6,512	(9,137)	(39,227)	(70,903)	(166,542)

Income (Loss) from Continuing Operations	(19,009)	30,130	125,742	169,922	335,220

DISCONTINUED OPERATIONS
Loss from Operations of Held for Sale Component	(18,864)	(24,766)	(25,856)	(34,687)	(7,330)
Income Tax Benefit	6,507	3,121	8,954	7,146	2,940
Loss on Discontinued Operations	(12,357)	(21,645)	(16,902)	(27,541)	(4,390)

NET INCOME (LOSS)	(31,366)	8,485	108,840	142,381	330,830

Net Income Attributable to Noncontrolling Interest	(944)	(400)	(2,054)	(816)	(427)

NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY INC.	$(32,310)	$8,085	$106,786	$141,565	$330,403

AMOUNTS ATTRIBUTABLE TO DEVRY INC.:
Income (Loss) from Continuing Operations, Net of Income Taxes	(19,953)	29,730	123,688	169,106	334,793
Loss from Discontinued Operations, Net of Income Taxes	(12,357)	(21,645)	(16,902)	(27,541)	(4,390)
NET INCOME (LOSS) ATTRIBUTABLE TO DEVRY INC.	$(32,310)	$8,085	$106,786	$141,565	$330,403

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic
Continuing Operations	$(0.32)	$0.45	$1.92	$2.52	$4.79
Discontinued Operations	(0.19)	(0.33)	(0.26)	(0.41)	(0.06)
	$(0.51)	$0.12	$1.66	$2.11	$4.73
Diluted
Continuing Operations	$(0.32)	$0.45	$1.91	$2.50	$4.74
Discontinued Operations	(0.19)	(0.33)	(0.26)	(0.41)	(0.06)
	$(0.51)	$0.12	$1.65	$2.09	$4.68

Cash Dividend Declared per Common Share	$0.17	$0.15	$0.34	$0.30	$0.24

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY
	For The Year
	Ended June 30,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$108,837	$142,381	$330,830
Loss from Discontinued Operations	16,902	28,096	4,390
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Expense	15,493	18,530	14,251
Depreciation	83,111	74,472	56,462
Amortization	10,139	10,002	4,732
Impairment of Goodwill and Intangible Assets	56,992	75,039	-
Provision for Refunds and Uncollectible Accounts	80,557	89,928	89,987
Deferred Income Taxes	(12,462)	(10,160)	23,966
Loss on Disposals and Adjustments to Land, Buildings and Equipment	10,633	1,185	468
Realized Gain on Sale of Assets	-	(3,695)	-
Changes in Assets and Liabilities, Net of Effects from
Acquisitions and Divestitures of Businesses:
Restricted Cash	(4,521)	(190)	(206)
Accounts Receivable	(124,448)	(90,254)	(77,981)
Prepaid Expenses And Other	24,389	(36,348)	782
Accounts Payable	(6,697)	(2,687)	(26,876)
Accrued Salaries, Wages, Expenses and Benefits	15,446	(10,329)	5,769
Advance Tuition Payments	6,648	(1,652)	1,291
Deferred Tuition Revenue	(7,158)	(3,382)	(12,329)

Net Cash Provided by Operating Activities-Continuing Operations	273,861	280,936	415,536
Net Cash Used by Operating Activities-Discontinued Operations	(9,913)	(3,514)	(7,546)

NET CASH PROVIDED BY OPERATING ACTIVITIES	263,948	277,422	407,990

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(111,775)	(125,298)	(132,602)
Payment for Purchase of Businesses, Net of Cash Acquired	(31,386)	(255,369)	(3,027)
Marketable Securities Purchased	(93)	(61)	(101)
Marketable Securities Sales	-	-	13,495
Cash Received from Sale of Assets	-	4,475	-
Purchase of Non-controlling Interest of Subsidiary	(7,649)	-	-
Other	-	-	(627)

Net Cash Used in Investing Activities-Continuing Operations	(150,903)	(376,253)	(122,862)
Net Cash Used in Investing Activities-Discontinued Operations	(1,729)	(3,757)	(3,124)

NET CASH USED IN INVESTING ACTIVITIES	(152,632)	(380,010)	(125,986)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	4,976	6,134	9,098
Proceeds from Stock issued Under Employee Stock Purchase Plan	1,700	1,716	1,460
Repurchase of Common Stock for Treasury	(53,886)	(158,093)	(132,940)
Cash Dividends Paid	(31,529)	(18,369)	(15,529)
Excess Tax Benefit from Stock-Based Payments	(2,443)	664	1,012
Payment of Seller Financed Debt	(3,822)	-	-
Payment of Debt Financing Fees	-	(70)	(3,290)

NET CASH USED IN FINANCING ACTIVITIES	(85,004)	(168,018)	(140,189)

Effects of Exchange Rate Differences	(3,244)	(2,463)	(2,372)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	23,068	(273,069)	139,443

Cash and Cash Equivalents at Beginning of Year	174,076	447,145	307,702
Cash and Cash Equivalents at End of Year	197,144	174,076	447,145
Less: Cash and Cash Equivalents of Discontinued Operations at End of Year	568	92	100

Cash and Cash Equivalents of Continuing Operations at End of Year	$196,576	$173,984	$447,045

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
REVENUES:
Business, Technology and Management	$248,302	$301,597	(17.7%)	$1,096,695	$1,303,556	(15.9%)
Medical and Healthcare	171,376	150,497	13.9%	672,604	611,953	9.9%
International and Professional Education	60,664	49,868	21.6%	196,576	156,284	25.8%
Intersegment Elimination	(378)	-	NM	(1,500)	-	NM
Total Consolidated Revenues	479,964	501,962	(4.4%)	1,964,375	2,071,793	(5.2%)

OPERATING INCOME (LOSS):
Business, Technology and Management	(8,791)	17,272	NM	90,045	201,122	(55.2%)
Medical and Healthcare	(32,446)	12,283	NM	54,076	9,602	463.2%
International and Professional Education	21,418	13,899	54.1%	50,620	38,198	32.5%
Reconciling Items:
Amortization Expense	(2,369)	(3,041)	(22.1%)	(9,480)	(10,885)	(12.9%)
Depreciation and Other	(3,174)	(484)	555.8%	(18,333)	888	NM

Total Consolidated Operating Income (Loss)	(25,362)	39,929	NM	166,928	238,925	(30.1%)

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	446	297	50.2%	1,652	817	102.2%
Interest Expense	(605)	(959)	(36.9%)	(3,611)	(2,612)	38.2%
Net Gain on Sale of Assets	-	-	-	-	3,695	NM

Net Interest and Other (Expense) Income	(159)	(662)	(76.0%)	(1,959)	1,900	NM

Total Consolidated Income before Minority Interest
and Income Taxes	$(25,521)	$39,267	NM	$164,969	$240,825	(31.5%)

Intangible asset and goodwill impairment charges were recorded for the three and twelve month periods ended June 30, 2013 and 2012. These charges are related to DeVry's Carrington Colleges Group, Inc. which is part of the Medical and Healthcare segment. Also, restructuring charges were recorded for the three and twelve month periods ended June 30, 2013 and 2012. These charges were made to reporting units in all three segments. The following table illustrates the effects of these impairment and restructuring charges on the operating income of the segments. Management believes that the non-GAAP disclosure of operating earnings provides investors with useful supplemental information regarding the underlying business trends and performance of DeVry’s ongoing operations and are useful for period-over-period comparisons of such operations given the discrete nature of these impairment transactions. DeVry uses these supplemental financial measures internally in its budgeting process. However, the non-GAAP financial measures should be viewed in addition to, and not as a substitute for, DeVry’s reported results prepared in accordance with GAAP. The following table reconciles these items to the relevant GAAP information:

	For The Quarter			For The Year
	Ended June 30,			Ended June 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Business, Technology and Management Operating Income	$(8,791)	$17,272	NM	$90,045	$201,122	(55.2%)
Restructuring Charge	7,892	4,962	59.0%	9,078	4,962	NM
Business, Technology and Management Operating Income
Excluding Discrete Charges	$(899)	$22,234	NM	$99,123	$206,084	(51.9%)

Medical and Healthcare Operating Income	$(32,446)	$12,283	NM	$54,076	$9,602	463.2%
Asset Impairment Charge	56,992	-	NM	56,992	75,039	(24.1%)
Restructuring Charge	3,672	1,997	83.9%	6,131	1,997	207.0%
Medical and Healthcare Operating Income
Excluding Discrete Charges	$28,218	$14,280	97.6%	$117,199	$86,638	35.3%

International and Professional Education Operating Income	$21,418	$13,899	54.1%	$50,620	$38,198	32.5%
Earn-out Accrual Adjustment	(4,381)	-	NM	(4,381)	-	NM
Restructuring Charge	637	143	345.5%	637	143	345.5%
International and Professional Education Operating Income
Excluding Discrete Charges	$17,674	$14,042	25.9%	$46,876	$38,341	22.3%

	For The Three Months		For The Year
	Ended June 30,		Ended June 30,

	2013	2012	2013	2012
Net Income	$(32,310)	$8,085	$106,786	$141,565
Earnings per Share (Diluted)	$(0.51)	$0.12	$1.65	$2.09

Discontinued Operations (net of tax)	$12,357	$21,645	$16,902	$27,541
Effect on Earnings per Share (Diluted)	$0.19	$0.33	$0.26	$0.41

Earn-out Accrual Adjustment (net of tax)	$(4,381)	$-	$(4,381)	$-
Effect on Earnings per Share (Diluted)	$(0.07)	$-	$(0.07)	$-

Impairment Charges (net of tax)	$49,448	$-	$49,448	$55,751
Effect on Earnings per Share (Diluted)	$0.78	$-	$0.77	$0.82

Restructuring Expenses (net of tax)	$9,029	$4,334	$16,240	$4,334
Effect on Earnings per Share (Diluted)	$0.14	$0.07	$0.25	$0.06

Gain on Sale of Assets (net of tax)	$-	$-	$-	$(2,216)
Effect on Earnings per Share (Diluted)	$-	$-	$-	$(0.03)

Net Income from Continuing Operations
Excluding the Impairment and
Restructuring Charges, Earn-out Accrual
Adjustment and Gain on Sale of Assets (Diluted)	$34,143	$34,064	$184,995	$226,975

Earnings per Share from Continuing Operations
Excluding the Impairment and
Restructuring Charges, Earn-out Accrual
Adjustment and Gain on Sale of Assets (Diluted)	$0.54	$0.52	$2.86	$3.35

Shares used in Diluted EPS Calculation	63,751	66,141	64,611	67,705

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates, (630) 353-3800
jbates@devry.com
or
Media Contact:
Mike DeGraff, (312) 895-4700
mdegraff@sardverb.com